SECURITIES AND EXCHANGE COMMISSION

              Washington, D.C.  20549


                      FORM 8-K


               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of
       The Securities Exchange Act of 1934


Date of Report:        July 16, 1996


Exact name of registrant
as specified in its charter:

          CENTURION MINES CORPORATION


State or other jurisdiction
of Incorporation: Utah

Commission File No. 0-17048

I.R.S. Employer I.D. No. 87-0429204

Address of principal executive
offices including zip code:

           331 South Rio Grande, Suite 201
           Salt Lake City, Utah  84101

Registrant's telephone number,
including area code: 801-534-1120

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ITEM 5.     OTHER EVENTS

The Registrant, Centurion Mines Corporation, today announced that BHP Minerals, a unit of The Broken Hill Proprietary Company Ltd.
(NYSE: BHP) has exercised its option to form a joint venture on the 'Little Bingham' copper/gold mining property 70 miles southwest from Salt Lake City, and 14 miles west from Eureka, Utah (USA). The joint venture will involve approximately 12,000 acres, and will be directed towards exploration for a large commercial porphyry type copper/gold deposit.
During the option period, which began in January, 1996, BHP performed extensive exploration, including geochemical, geophysical and geologic surveys, with favorable indications.

Under the terms of the joint venture, BHP may elect to earn a 75% participating interest in the project by paying all costs through completion of a positive production feasibility study, with periodic cash payments, over five years, to Centurion.
After completion of the feasibility study, Centurion may choose to maintain a working interest by paying
25% of costs, or may convert to a 15% net profits royalty interest with all costs being paid by BHP.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Index to Exhibits Required
by Item 601 of Regulation S-K.

Ex. No.  Page  Document Description
- ------------------------------------------------------
19.1      3    Report Announcing BHP Joint Venture,
               disseminated July, 16, 1996, to stock-
               holders and other parties.


               SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 1996

                    REGISTRANT:
                    CENTURION MINES CORPORATION



                    BY:   /s/ C M Chavez
                       ---------------------------
                       Carlos M. Chavez, Secretary

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